UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

GRUBB & ELLIS COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed on a Current Report on Form 8-K filed by Grubb & Ellis Company (the “Company”) on January 5, 2010, as amended on January 6, 2010 (the “Form 8-K/A”), on December 29, 2009, GERA Abrams Centre LLC (“Abrams”) and GERA 6400 Shafer LLC (“Shafer” and together with Abrams, collectively, the “Borrower”), each a subsidiary of the Company, modified the terms (the “Amendment”) of that certain $42.5 million loan initially due on July 9, 2009 (the “Loan”) by and among the Borrower and Tremont Net Funding II, LLC (the “Lender”) under that certain (i) Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, dated as June 15, 2007, which grants Lender a first priority lien on that certain property located at 9330 LBJ Freeway, Dallas, Texas 75231 (the “Abrams Property”) and (ii) Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of June 15, 2007, which grants Lender a first priority lien on that certain property located at 6400 Shafer Court, Rosemont, Illinois.

The Amendment, among other things, provided for a deed transfer of the Abrams Property from the Borrower to the Lender on March 31, 2010. Accordingly, on March 31, 2010, the Abrams Property was transferred from the Borrower to an affiliate of Lender for nominal consideration pursuant to a special warranty deed recorded on March 31, 2010 (the “Special Warranty Deed”), the form of which was previously filed by the Company as Exhibit 10.4 to the Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(d)  The following are filed as Exhibits to this Current Report on Form 8-K:

99.1  Special Warranty Deed for GERA Abrams Centre LLC recorded on March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By:	/s/ Andrea R. Biller

Andrea R. Biller
Executive Vice President, General Counsel and Corporate Secretary

Dated: April 6, 2010